SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )



Filed by registrant  |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

  |_|  Preliminary proxy statement

  |X|  Definitive proxy statement

  |_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

  |_|  Definitive additional materials

  |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               ASAHI/AMERICA, INC.
   ____________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

   ____________________________________________________________________________
    (Name of Person[s] Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    |X|   No fee required

    |_|   Fee computed on table below per Exchange Act Rules
          14a-(6)(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
          _____________________________________________________________________


    (2)   Aggregate number of securities to which transactions applies:
          _____________________________________________________________________


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
          _____________________________________________________________________

______________________
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

    (4)   Proposed maximum aggregate value of transaction:
          _____________________________________________________________________


    (5)   Total fee paid:
          _____________________________________________________________________


    |_|   Fee paid previously with preliminary materials.

    |_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount previously paid:
          _____________________________________________________________________


    (2)   Form, schedule or registration statement no.:
          _____________________________________________________________________


    (3)   Filing party:
          _____________________________________________________________________


    (4)   Date filed:
          _____________________________________________________________________

                               ASAHI/AMERICA, INC.


                    Notice of Annual Meeting of Stockholders


                           May 28, 1997 -- 10:00 A.M.


         You are hereby notified that the Annual Meeting of Stockholders of Asahi/America, Inc. will be held on Wednesday, May 28, 1997 at 10:00 A.M., at the offices of Gadsby & Hannah LLP, 225 Franklin Street, 22nd Floor, Boston, Massachusetts, to consider and act upon the following matters:

         1. To elect (a) two (2) Directors with their terms to expire at the 2000 Annual Meeting of Stockholders; and (b) one (1) Director, with his term to expire at the 1998 Annual Meeting of Stockholders, to succeed a current Director who is resigning from the Board concurrent with this Annual Meeting;

         2. To ratify the action of the Directors reappointing Arthur Andersen LLP as auditors for the Company;

         3. To ratify the action of the Directors adopting the Company's Employee Stock Purchase Plan; and

         4. To transact such other business as may properly come before the meeting.

         If you are unable to attend the meeting personally, please be sure to date, sign and return the enclosed proxy in the envelope provided to: Boston EquiServe Limited Partnership, 150 Royall Street, Canton, Massachusetts 02021.

         Only stockholders of record on the books of the Company at the close of business on April 10, 1997, are entitled to notice of and to vote at the meeting.

                                By Order of the Board of Directors,



                                Burton Winnick, Clerk

Dated:  April 25, 1997

                               ASAHI/AMERICA, INC.


                               EXECUTIVE OFFICES:
                                 35 GREEN STREET
                           MALDEN, MASSACHUSETTS 02148


                                 PROXY STATEMENT


                                VOTING PROCEDURES

         This proxy statement and the accompanying proxy card are first being mailed to stockholders commencing on or about April 28, 1997. The accompanying proxy is solicited by the Board of Directors of Asahi/America, Inc. (the "Company" or "Asahi"), for use at the Annual Meeting of Stockholders to be held on May 28, 1997, and any adjournment or adjournments thereof. The cost of soliciting proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, facsimile and personal interview without additional compensation.

         When a proxy is returned properly signed, the shares represented thereby will be voted by the persons named as proxies in accordance with the stockholder's directions. You are urged to specify your choices on the enclosed proxy card. If a proxy is signed and returned without specifying choices, the shares will be voted 'FOR' proposals 1, 2, 3 and 4 and in the discretion of the persons named as proxies in the manner they believe to be in the best interests of the Company as to other matters that may properly come before the meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the meeting by written notice to the Company, by oral notice to the Clerk at the meeting or by submitting a later dated proxy.

         The Board of Directors has fixed April 10, 1997 as the record date for the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 3,340,000 shares of Common Stock of the Company ("Common Stock") issued and outstanding. The holders of Common Stock do not have cumulative voting rights.

         For all Items on the agenda, the holders of a majority in interest of Common Stock issued and outstanding and entitled to vote and present in person or represented by proxy, will constitute a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of Directors and/or abstain from voting on an Item, as well as "broker non-votes," discussed below, count toward establishing the presence of a quorum.

         Assuming the presence of a quorum, Directors of the Company are elected by majority vote of the Common Stock present in person or represented by proxy and voting in the election of Directors. Shares may be voted for or withheld from each nominee for election as a Director. Shares for which the vote is withheld and "broker non-votes," discussed below, will be excluded entirely and will have no effect on the election of Directors of the Company.

         Assuming the presence of a quorum, an affirmative vote of a majority of the shares of Common Stock present in person or by proxy and voting will be required for ratification of the adoption of the Employee Stock Purchase Plan. As to such matters, shares may be voted for or against each such matter or may abstain from voting thereon. Abstentions and "broker non-votes," discussed below, are not counted in determining the number of votes cast with respect to each such matter.

         Under applicable rules, brokers who hold shares of Common Stock in street name have the authority to vote the shares in the broker's discretion on "routine" matters if they have not received specific instructions from the beneficial owner of the shares. Item 1, the uncontested election of Directors, and Item 2, the ratification of independent accountants, are "routine" matters for this purpose. With respect to matters which are determined by the appropriate broker-dealer regulatory organization to be "non-routine", here,
Item 3 on the agenda for this meeting of stockholders, brokers may not vote shares held in street name without specific instructions from the beneficial owner. If a broker holding shares in street name submits a proxy card on which the broker physically lines out the matter (whether it is "routine" or "non-routine") or does not indicate a specific choice "for," "against" or "abstain" on a matter that is "non-routine," that action is called a "broker non-vote" as to that matter. Broker "non-votes" with respect to "routine" matters such as Items 1 and 2 on the agenda for this meeting, or "non-routine" matters, are not counted in determining the number of votes cast with respect to the matter. If a broker submits a proxy but does not indicate a specific choice on a "routine" matter, the shares will be voted as specified in the proxy card. At this meeting of the Company's stockholders, shares represented by such proxy card would be voted for the election of the Director nominees and for the ratification of the independent accountants.



                              ELECTION OF DIRECTORS
                             (Item 1 On Proxy Card)

         The Board of Directors currently consists of seven members, divided as nearly as possible into three classes each having an equal number of Directors, with the terms of each class staggered so that the term of one class expires at each annual meeting of the stockholders.

         Nominees Leslie B. Lewis and Jeffrey C. Bloomberg, the Directors whose terms expire at the 1997 annual meeting, are both currently members of the Board. Unless otherwise instructed in the proxy, all proxies will be voted for the election of each of the nominees to a three-year term expiring at the 2000 Annual Meeting of Stockholders, with each to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate by striking out the name of the nominee(s) on the proxy card. Management does not contemplate that either of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

         Kazumitsu Yamaguchi, currently a Director, has submitted his resignation from the Board, to be effective with the Annual Meeting of Stockholders. Mr. Yamaguchi's term as a Director expires upon the 1998 Annual Meeting of Stockholders. Pursuant to the Company's By-Laws, the Board of Directors has nominated Mr. Masashi Uesugi to serve as a Director for the remainder of Mr. Yamaguchi's term. Unless otherwise instructed in the proxy, all proxies will be voted for the election of Mr. Uesugi to a one-year term expiring at the 1998 Annual Meeting of Stockholders, and until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for Mr. Uesugi may so indicate by striking out the name of the nominee on the proxy card. Management does not contemplate that Mr. Uesugi will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES.

Information Regarding Nominees, Directors and Executive Officers

         The following table and biographical descriptions set forth information regarding the principal occupation, other affiliations, committee memberships and age, for the nominees for election as a Director, each Director continuing in office and the executive officers of the Company who are not Directors, based on information furnished to the Company by each Director and officer. The following information is as of March 1, 1997 unless otherwise noted.

                                                                                                 Term as
         Name                              Age          Position with Company               a Director Ends
         ----                              ---          ---------------------               ---------------

Nominees for Election:
     Leslie B. Lewis.....................  56           Chairman of the Board, President         2000*
                                                          and Chief Executive Officer
     Jeffrey C. Bloomberg................  49           Director (1)(2)                          2000*
     Masashi Uesugi......................  55           Director-elect                           1998*

Directors continuing in Office:
     Samuel J. Gerson....................  55           Director (1)(2)                          1998
     Tadashi Kitamura....................  61           Director                                 1999
     Nannette S. Lewis...................  47           Director                                 1998
     Kazuyuki Sato.......................  50           Director                                 1999
     Kazumitsu Yamaguchi (3).............  59           Director (1)(2)                          1998
-----------------
      *  Assuming election at this Annual Meeting.

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3) Mr. Yamaguchi has submitted his resignation from the Board, to be effective with this Annual Meeting of Stockholders.

Nominees for Election as Directors

         Leslie B. Lewis has served as President and Chief Executive Officer since November 1989. Prior thereto, for more than 19 years, he served in various executive management positions with the Company. Mr. Lewis has been a Director of the Company since 1977. He was elected Chairman of the Board in October 1996.

         Jeffrey C. Bloomberg has been a Director of the Company since the closing of the Company's public offering in May 1996. Mr. Bloomberg is the President and principal of Bloomberg Associates, Inc., a private investment banking firm that he founded in January 1994. For 14 years prior thereto, Mr. Bloomberg was associated with the investment banking firm of Bear, Stearns & Co., Inc., including as a Senior Managing Director from 1985 through November 1993, and as a General Partner of its predecessor.

         Masashi Uesugi has been nominated by the Board of Directors to fill the vacancy created by the resignation of Mr. Yamaguchi. Mr. Uesugi's term as a Director, if elected, will expire with the 1998 Annual Meeting of Stockholders. Mr. Uesugi has been the Executive Vice President of Nichimen America Inc., a United States subsidiary of Nichimen Corporation, since April 1997 and prior thereto since 1964 was continuously employed by Nichimen Corporation in a number of managerial capacities, last as Deputy Senior General Manager of the Plastic division.

Directors Continuing In Office

         Samuel J. Gerson has been a Director of the Company since the closing of the Company's public offering in May 1996. Mr. Gerson has been Chairman of the Board and Chief Executive Officer of Filene's Basement, Inc. since January 1984. He is a Director of Bon Ton Stores, Inc.

         Tadashi Kitamura has served as a Director of Asahi Organic Chemicals Industry Co., Ltd. ("AOC"), the Company's supplier of thermoplastic valves since June 1992 and as the General Manager of the Sales Department of AOC since February 1992. Prior thereto, for more than 30 years, he was employed by Asahi Chemical Industry, the largest shareholder of AOC, in a number of managerial capacities, last as Deputy General Manager of the Plastics Department. Mr. Kitamura has been a Director of the Company since 1993.

         Nannette S. Lewis has been a Director of the Company since 1989. Mrs. Lewis has been the President and principal of Nannette Lewis Interiors, Inc., which has been engaged in providing commercial and residential interior design services for more than ten years.

         Kazuyuki Sato has served as a Director of the Company since 1996. Since October 1993 Mr. Sato has been the General Manager of the Plastics Department (polyolefin, PVC and rubber) of Nichimen Corporation, a Japanese trading company which provides credit and import services to the Company, where he has been continuously employed since 1969.


Executive Officers Who Are Not Directors

         Kozo Terada has served in his current positions as Vice President, Treasurer and Chief Financial Officer since May 1993, and served as a Director from May 1993 until March 1996. Prior to assuming his positions with the Company, he held various management positions with Nichimen Corporation for more than 24 years, last as a manager in the Plastics Division.

         Timothy L. Robinson has served as Executive Vice President and Chief Operating Officer of the Company since October 1989. Prior thereto, for more than eleven years, he held various management positions with the Company.


The Board of Directors and Its Committees

         The Company's Board of Directors held five meetings, including three actions by written consent, during fiscal year 1996. The Board of Directors established an Audit Committee and a Compensation Committee in May 1996, concurrently with the Company's initial public offering.

         The Audit Committee, which held no meetings in fiscal year 1996, meets with the Company's auditors and principal financial personnel to review the results of the annual audit. The Audit Committee also reviews the scope of, and establishes fees for, audit and non-audit services performed by the independent accountants, reviews the independence of the independent accountants and the adequacy and effectiveness of the Company's internal accounting controls. The Audit Committee consists of three members, currently Messrs. Yamaguchi, Bloomberg and Gerson, and is reconstituted annually. The Board has not yet elected a new member to serve on the Audit Committee upon Mr. Yamaguchi's resignation.

         The Compensation Committee, which held two meetings in fiscal year 1996 including one action by written consent, recommends to the Board of Directors the compensation of the Company's executive officers. It also administers the Company's 1996 Equity Incentive Plan and Employee Stock Purchase Plan. The Compensation Committee consists of three members, currently Messrs. Yamaguchi, Bloomberg and Gerson, and is reconstituted annually. The Board has not yet elected a new member to serve on the Compensation Committee upon Mr. Yamaguchi's resignation.

         All Directors attended at least 75% of the meetings of the Board and of the committees of which they are members.

Compensation Committee Interlocks and Insider Participation

         None of the members of the Compensation Committee has interlocking or other relationships with other boards or with the Company that would call into question his independence as a Committee member.

Compensation of Directors

         Directors who are not employees of the Company or affiliated with or related to a principal stockholder of the Company receive a quarterly fee of $1,875 for serving on the Board and a fee of $500 for each Board or Committee meeting attended, plus reimbursement of out-of-pocket expenses for attendance at such meetings.

         Under a formula-based stock option plan for independent Directors (the "Directors' Plan"), each current Director who is not an employee or affiliated with or related to a principal stockholder of the Company as of the adoption of the Directors' Plan or first elected after the effective date of the Directors' Plan will receive, upon his or her election to the board, a one-time grant of an option to purchase 10,000 shares of Common stock. All such options will have an exercise price per share equal to the fair market value of a share of Common Stock on the date of election to the board, will be fully vested when granted, and will be exercisable for a period of 5 years.

         Bloomberg Associates, Inc., of which Jeffrey C. Bloomberg is the principal, had a consulting contract with the Company pursuant to which it provided financial advisory services to the Company in connection with the Company's initial public offering and other matters. For services to the Company, Bloomberg Associates billed the Company on an hourly basis and received reimbursement for out-of-pocket expenses, for a total amount of $75,037.

         In connection with the Company's recent purchase and renovation of a facility adjacent to its headquarters and the correlated renovations to its existing facility, the Company retained Nannette Lewis Interiors, Inc. ("NLI") to perform interior design services. In 1996 the Company paid NLI approximately $82,000 for its services. The Company anticipates that the entire cost of the arrangement with NLI will approximate $90,000. Nannette Lewis, a Director of the Company, is the sole stockholder of NLI.

                RATIFICATION OF CHOICE OF INDEPENDENT ACCOUNTANTS
                             (Item 2 on Proxy Card)

         The Board of Directors has reappointed the firm of Arthur Andersen LLP, independent accountants to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1997. In accordance with a resolution of the Board of Directors, this selection is being presented to the stockholders for ratification at the meeting.

         Arthur Andersen LLP has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will be given the opportunity to make a statement on behalf of Arthur Andersen LLP if they so desire. The representatives also will be available to respond to appropriate questions raised by those in attendance at the meeting.

         Proxies solicited by management will be so voted unless stockholders specify otherwise. Ratification by the stockholders is not required. If the proposal is not approved by the stockholders, the Board of Directors will not change the appointment for fiscal 1997, but will consider the stockholder vote in appointing auditors for fiscal 1998.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE REAPPOINTMENT OF
      ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1997.

                PROPOSAL TO APPROVE EMPLOYEE STOCK PURCHASE PLAN
                             (Item 3 on Proxy Card)

         On July 5, 1996, the Board of Directors voted to approve the Employee Stock Purchase Plan (the "Plan") in the form attached as Exhibit A to this Proxy Statement, subject to the approval of the stockholders of the Corporation. If approved by the stockholders, the Employee Stock Purchase Plan will provide eligible employees of the Company with a means to purchase through payroll deductions up to 150,000 shares of the Company's Common Stock at a discount from market value.

         The purpose of the Plan is twofold: first, to encourage stock ownership by employees by establishing a program that permits them to purchase shares on a regular basis through payroll deductions; and second, to offer employees an opportunity, without adverse tax consequences, to purchase stock at up to a 15% discount from market price.

Eligible Participants

         Employees eligible to participate in the Plan include those persons who are customarily employed on a full-time or part-time basis by the Company and are regularly scheduled to work more than 20 hours per week and more than five months per calendar year (but excludes those employees that hold five percent or more of the Common Stock; e.g., Leslie B. Lewis, Chairman, President and Chief Executive Officer).

Material Features of Plan

         As of March 31, 1997 approximately 123 employees of the Company are eligible to participate. Each participant in the plan is granted an option for a designated option period to purchase stock from the Company that is exercisable at 85% of the market price on the date of grant or the date of purchase, whichever price is lower. The initial option period under the Plan began July 15, 1996 and ends June 30, 1997, and 30,000 shares in the aggregate are available to be purchased. Thereafter, option periods are six months, with 15,000 shares in the aggregate available for each option period (plus any shares not purchased in previous offering periods). New option periods will commence until all the shares reserved under the Plan have been sold or the Plan terminates. In any option period in which there is an over-subscription of shares, shares would be allocated among participants on a pro rata basis.

         An employee saves funds to exercise his or her option by authorizing payroll deductions between 1% to 10% of his or her base salary. An employee may withdraw from the Plan at any time and receive a refund of payroll deductions. Except in the event of death of the employee, an option may be exercised only by the employee. An option shall terminate, and must therefore be exercised within 90 days, after an employee's employment terminates for any reason. In the event of death, the option may be transferred and may be exercised by the deceased employee's heirs or administrators at the end of the then current option period.

Federal Tax Consequences to the Company and the Participant

         The Employee Stock Purchase Plan is intended to qualify as an employee stock purchase plan ("ESPP") within the meaning of Section 423 of the Code. Were it not for the favorable tax treatment afforded to such employee stock purchase plans ("ESPPs"), the 15% discount would be taxable as ordinary income to the employee in the year that stock is purchased under the plan. Neither the grant nor the exercise of an option under an ESPP is a taxable event to the employee. The special tax rules applicable to ESPPs limit the amount of ordinary compensation income to the 15% discount and defer the recognition of this income until the shares are sold in a qualifying disposition (i.e., a disposition that meets the holding periods). The employee's basis in the stock purchased is the option exercise price. If the employee does not transfer the shares before the expiration of two years from the date of grant and one year from the date of exercise (i.e., a qualifying disposition), then upon a transfer the employee will report ordinary income in an amount equal to the discount (the difference between the exercise price and the market price at date of grant of the option, not the date of exercise), his or her basis in the stock will be increased by that amount, and the employee will report long-term capital gain equal to the difference between the adjusted basis and the sale price. Assuming a qualifying disposition, the Company is not entitled to take any deduction for tax purposes.

         The tax consequences are significantly different if an employee makes a disqualifying disposition (i.e., does not meet the two years from grant/one year from purchase holding periods). In such case, the tax consequences are also deferred until the disposition occurs, but the employee will recognize ordinary income equal to the difference between the option exercise price and the market price on the date of exercise of the option, not the date of grant. The employee's basis will again be adjusted, and his/her capital gain will be the difference between the adjusted basis and the sale price. In this scenario, the Company is entitled to a deduction for tax purposes equal to the amount that the employee reports as ordinary income.

Plan Administration and Termination

         The Employee Stock Purchase Plan provides for administration by the Compensation Committee. The Board of Directors may terminate the Plan at any time and amend it in any respect, except that the approval of the stockholders is required for any amendment to increase the number of shares available for purchase under the Plan, to adjust the percentage of discount available under the Plan (currently 15%), or to change the class of employees eligible to participate in the Plan.

         Although the foregoing summarizes the essential features of the Plan, it is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A to this Proxy Statement.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF
                        THE EMPLOYEE STOCK PURCHASE PLAN.


                                 OTHER BUSINESS

         In addition to the business described above, there will be remarks by the Chairman of the Board and Chief Executive Officer and a general discussion period during which stockholders will have an opportunity to ask questions about the Company.

         As of the date of this proxy statement, the management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the meeting of stockholders. It is intended, however, that the persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of the Company and its stockholders.


                             EXECUTIVE COMPENSATION

Report of the Board of Directors

         Prior to the Company's initial public offering in May 1996 and the concurrent election of the Company's Compensation Committee, the Board of Directors determined the compensation and benefits of all executive officers of the Company. With the election of the Compensation Committee (the "Committee"), the Board delegated that task to the Committee and charged the Committee with the task of reviewing general policy matters relating to compensation and benefits of employees of the Company, and making recommendations concerning these matters to the Board of Directors. The Committee also administers the Company's 1996 Equity Incentive Plan.

         The compensation policy of the Company for its executive officers is based on the following principles:

         o The compensation program should support the strategic and financial objectives of the Company by rewarding its executive officers for regular and significant improvement in earnings and increase in the value of the Company's Common Stock;

         o The compensation program should reflect the highly competitive nature of the industry in which the Company operates; and

         o An important part of the compensation program is to provide performance-based incentives to executive officers by way of equity ownership so that, with successful performance and the consequent increase in the value of the Company, their interests become more and more aligned with those of the owners of the Company's Common Stock.

         The Company markets and sells thermoplastic valves, piping systems and components for use in a variety of environmentally sensitive and industrial applications, including semiconductor manufacturing, chemical processing, waste treatment processing and pharmaceutical manufacturing. The Company also manufactures pneumatic and electric actuators and controls, double containment piping systems and related products. The industrial valve, pipe and fittings market is very fragmented, with many manufacturers and suppliers. The Company estimates that there are more than 100 suppliers of metal valves and at least a dozen suppliers of thermoplastic valves. The Company believes that there are two companies which have significant shares of both markets, one additional significant competitor in the valve market and three additional significant competitors in the pipe market.

         The executive officers' salaries, bonuses and, when granted, options to purchase stock of the Company, have been determined based on the subjective evaluation of a variety of factors, each of which is weighted, again subjectively, by each member of the Board or Committee (as the case may be) according to his or her own experience and background. Among the criteria used in making such evaluation of the appropriate compensation of each executive officer are:

         o his influence on the performance of the Company through his management, financial and/or sales skills;
         o his ability to work with other executive officers in carrying out corporate policies;
         o his ability to work with, influence and effectuate the policies of the Board of Directors;
         o his skill in long range planning for the Company's future growth and activities; and
         o the manner in which he positions the Company to succeed in what has been in recent years a very competitive market.

These criteria are used in determining each element of compensation. Except for the bonus determination with respect to the Chief Executive Officer and the determination of the pool, if any, to be available for the Company's profit sharing plan, there is no specific relationship between the performance of the Company and the compensation of the executive officers. With respect to bonuses for officers other than the Chief Executive Officer, however, performance of the Company is given more weight than the other criteria.

         The salary shown in the Summary Compensation Table represents the fixed portion of compensation for each named executive officer for the year.

         In 1995, the Board approved employment agreements with Leslie B. Lewis and Timothy L. Robinson, and in April 1996, an employment agreement with Kozo Terada. The employment agreement with Mr. Lewis is for a term of three years, which commenced on January 1, 1996, and which may be extended at Mr. Lewis' option, for an additional period of up to three years, two years or one year if the Company achieves or exceeds on a cumulative basis 80%, 70% or 60%, respectively, of target net operating income ("Target NOI") specified in the agreement for the three year period ended December 31, 1998. Mr. Lewis' agreement provides for an annual base salary of $300,000 ($330,000 during any extension period). Mr. Lewis is also eligible to receive an annual bonus equal to the sum of (i) $100,000 multiplied by a fraction (not greater than one), the numerator of which is the Company's net operating income ("NOI") and the denominator of which is Target NOI for the year plus (ii) an amount equal to 10% of the amount by which NOI for the year exceeds Target NOI for the year. For purposes of the agreement, NOI is the Company's net income before taxes, depreciation, amortization and certain other defined expenses. To the extent that NOI exceeds Target NOI for any year, the excess is carried forward and added to NOI in the following year. For 1996, there was a carryforward amount of NOI of $195,550, representing the amount by which NOI exceeded Target NOI during the three year period ended December 31, 1995. Pursuant to the agreement, the Company is obligated to maintain life insurance on Mr. Lewis in the amount of $5 million, and if Mr. Lewis is still employed with the Company on December 31, 2005, to use the accumulated cash surrender value of the policy, if any, in excess of total premiums paid (which will be refunded to the Company) to fund a retirement benefit for Mr. Lewis, and he has the right thereafter, at the time he leaves the employ of the Company, to designate the beneficiary under the policy.

         The Company's employment agreement with Mr. Robinson commenced as of November 1, 1995, and terminates on December 31, 1998. Under the agreement, Mr. Robinson is entitled to base compensation of $165,000 in 1996, with annual increases of $5,000 thereafter. Mr. Robinson will be entitled to receive bonuses at such times and in such amounts as the Committee may determine in its discretion.

         The Company's employment agreement with Mr. Terada commenced on May 1, 1996 and terminates on December 31, 1998. Under the agreement, Mr. Terada is entitled to base compensation of $140,000 with annual increases of $5,000 thereafter. Mr. Terada will be entitled to receive bonuses at such times and in such amounts as the Committee may determine in its discretion.

         In order to provide appropriate and continuing long-term incentives to the named executive officers who were not stockholders of the Company, and in order to align more fully the interests of the stockholders and the named executive officers, the Company granted new options for 75,000 shares in the aggregate to the named executive officers effective with the closing of the public offering, with Mr. Robinson receiving options for 50,000 shares and Mr. Terada receiving options for 25,000 shares. As these options were granted with exercise prices equal to the market value of the Common Stock on the grant date, they provide incentive for the creation of stockholder value over the long term since their full benefit cannot be realized unless there occurs over time an appreciation in the price of the Common Stock. The Committee considers the number of shares to be an appropriate incentive for such executive officers to continue to focus on building stockholder value.

         The Company's 1996 Equity Incentive Plan ("Equity Plan") was adopted by the Board of Directors and stockholders of the Company on March 11, 1996. A total of 330,000 shares of Common Stock have been reserved for awards under the Equity Plan. The Equity Plan is intended to be an incentive to the key employees of, and persons who provide services to, the Company by enabling them to acquire or increase their proprietary interest in the Company. The Committee may make awards under the Equity Plan in the form of stock options (both qualified and non-qualified), stock appreciation rights, performance shares, restricted stock or stock units. The Committee has complete authority to designate persons to receive awards, to grant the awards, to determine the form of the award and to fix all terms of any awards granted. Qualified stock options (which are intended to qualify as incentive stock options under Section 422 of the Internal Revenue
Code) may be granted only to employees of the Company and must have an exercise price of not less than 100% of the fair market value of the Company's Common Stock on the date of grant (110% for qualified options granted to any 10% stockholder of the Company). The aggregate exercise price of the shares as to which a qualified stock option becomes exercisable in any year may not exceed $100,000. The term of qualified stock options may not exceed ten years (five years in the case of options granted to any 10% stockholder of the Company). Non-qualified stock options and other stock awards may be granted on such terms (as to date of grant, vesting, number of shares, exercise price in the case of options, purchase price, restrictions on transfer, forfeiture and other provisions) as the Committee may determine. The Equity Plan may be suspended or discontinued by the Board and may be amended by the Board, except that the stockholders of the Company must approve any amendment if such approval is required to comply with any applicable tax or regulatory requirement.

         The Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers of the employing company.

Based on such review, the Compensation Committee believes that the limitation had no effect on the Company in 1996 nor will it have any effect on the Company in 1997.


  Respectfully submitted,

  Leslie B. Lewis,                      Kazumitsu Yamaguchi,
   Chairman of the Board of Directors     Chairman of the Compensation Committee
  Jeffrey C. Bloomberg                  Nannette S. Lewis
  Samuel J. Gerson                      Kazuyuki Sato
  Tadashi Kitamura


                       COMPENSATION OF EXECUTIVE OFFICERS

                           Summary Compensation Table

         The following table sets forth information concerning the compensation paid or accrued by the Company during the fiscal years ended December 31, 1994, 1995 and 1996, to or for the Company's Chief Executive Officer and its two other most highly compensated executive officers whose salary and bonus combined exceeded $100,000 for fiscal year 1996 (hereinafter referred to as the "named executive officers").

                                                                                             Long-Term
                                                                                           Compensation
                                                  Annual Compensation                       Securities         All Other
                                                  -------------------                       ----------         ---------
                                    Year       Salary       Bonus       Other Annual        Underlying       Compensation
Name and Principal Position          ($)         ($)         ($)      Compensation ($)      Options (#)           ($)
---------------------------        -------      -----       -----     ----------------     ------------       ----------

Leslie B. Lewis, President          1996      300,000     100,000          39,980 (1)           --             19,243 (1)
  and Chief Executive Officer       1995      300,000     100,000          33,831 (1)           --             39,420 (2)

Timothy L. Robinson,                1996      165,000      40,000          27,853 (3)         50,000            --
  Executive Vice President          1995      160,000      25,000          28,760 (3)           --              5,000 (2)
  and Chief Operating Officer

Kozo Terada (4)                     1996      128,673       --             22,788 (5)         25,000            --
-----------------

(1) Includes non-accountable travel expense allowance, disability insurance, personal travel expenses (1995 only), payment of health care expenses not covered by the Company's employee health care plan, $9,500 and $9,240 for 1996 and 1995 respectively contributed by the Company for Mr. Lewis under the Company's 401(k) plan, $5,460 and $6,469 for 1996 and 1995 respectively contributed by the Company for Mr. Lewis pursuant to the Company's Profit Sharing Plan and $15,522 and $11,473 for 1996 and 1995 respectively for car lease and insurance expenses. All other compensation includes $19,243 for personal use of a vehicle. Does not include any amount related to a ten-year variable premium life insurance policy on the life of Mr. Lewis as to which the Company is the owner and beneficiary. If Mr. Lewis remains in the employ of the Company for ten years, the cash surrender value of the policy, if any, in excess of total premiums paid (which will be reimbursed to the Company) will be used to fund a retirement benefit for Mr. Lewis and he has the right thereafter, at the time he leaves the employ of the Company, to designate the beneficiary under the policy.

(2) Messrs. Lewis and Robinson received these one-time payments for Company buyouts of accrued but unused vacation time as a result of a change in Company policy to limit the amount of unused vacation time that employees may carry forward from year to year.

(3) Includes non-accountable travel expense allowance, disability insurance, payment of health care expenses not covered by the Company's employee health care plan, $9,500 and $9,240 for 1996 and 1995 respectively contributed by the Company for Mr. Robinson under the Company's 401(k) plan, $5,460 and $6,469 for 1996 and 1995 respectively contributed by the

       Company for Mr. Robinson under the Company's Profit Sharing Plan and $12,261 and $11,886 for 1996 and 1995 respectively for car lease and insurance expenses.

(4) During 1995, although he worked full-time for the Company, Kozo Terada, the Company's Vice President, Treasurer and Chief Financial Officer, was an employee of Nichimen America Inc., one of the Company's principal stockholders. The Company paid a total of $160,000 to Nichimen America Inc. in 1995 for management fees, which included Mr. Terada's services. Nichimen America Inc. paid Mr. Terada his salary and provided any employee benefits to which he was entitled under its plans.

(5) Includes non-accountable travel expense allowance, disability insurance, payment of health care expenses not covered by the Company's health care plan, $5,000 contributed by the Company for Mr. Terada pursuant to the Company's 401(k) plan, $4,816 contributed by the Company for Mr. Terada under the Company's Profit Sharing Plan and $9,537 for car lease and insurance payments.

                      Option/SAR Grants in Last Fiscal Year

                                       Individual Grants
                                   -------------------------
                                                  Percent of                                               Potential Realizable
                                   Number of         Total                                                 Annual Rates of Stock
                                  Securities        Options                                               Value at Assumed Price
                                  Underlying      Granted to                                                   Appreciation
                                    Options        Employees       Exercise or                            Prices for Option Term
                                    Granted        in Fiscal       Base Price          Expiration               ($)(1)
        Name                          (#)            Year            ($/Sh)               Date             5%                10%
        ----                        -------         ------          --------             ------           ----              ----

Leslie B. Lewis................       --             --                --                   --            --                --

Timothy L. Robinson............      50,000         15.2%             $7.50             5/15/06         $235,836           $597,653

Kozo Terada....................      25,000          7.6%             $7.50             5/15/06         $117,918           $298,827

___________
(1) The dollar amounts in this table are the result of calculations at stock appreciation rates specified by the SEC and are not intended to forecast actual future appreciation rates of the Company's stock price.

                            FY-End Option/SAR Values

                                 Number of Securities               Value of Unexercised
                                Underlying Unexercised                  in-the-Money
                            Options at Fiscal Year End (#)     Options at Fiscal Year End ($)
                            ------------------------------     ------------------------------
Name                           Exercisable/Unexercisable          Exercisable/Unexercisable
----                           -------------------------          -------------------------

Leslie B. Lewis................          --/--                              --/--

Timothy L. Robinson............      16,666/33,334                     $10,416/$20,833

Kozo Terada....................       8,333/16,667                      $5,208/$10,417

         No performance graph is provided to show cumulative total stockholder return as the Common Stock has been registered under the Securities Exchange Act of 1934 only since May 15, 1996.

Stock Option Plans

         1996 Equity Incentive Plan. The Company's 1996 Equity Incentive Plan ("Equity Plan") was adopted by the Board of Directors and stockholders of the Company on March 11, 1996, and was effective as of May 15, 1996. A total of 330,000 shares of Common Stock have been reserved for awards under the Equity Plan. The Equity Plan is intended to be an incentive to the key employees of, and persons who provide services to, the

Company by enabling them to acquire or increase their proprietary interest in the Company. The Equity Plan is administered by the Compensation Committee of the Company's Board of Directors ("Committee"). The Committee may make awards under the Equity Plan in the form of stock options (both qualified and non-qualified), stock appreciation rights, performance shares, restricted stock or stock units. The Committee has complete authority to designate persons to receive awards, to grant the awards, to determine the form of the award and to fix all terms of any awards granted. Qualified stock options (which are intended to qualify as incentive stock options under section 422 of the Internal Revenue
Code) may be granted only to employees of the Company and must have an exercise price of not less than 100% of the fair market value of the Company's Common Stock on the date of grant (110% for qualified options granted to any 10% stockholder of the Company). The aggregate exercise price of the shares as to which a qualified stock option becomes exercisable in any year may not exceed $100,000. The term of qualified stock options may not exceed ten years (five years in the case of options granted to any 10% stockholder of the Company). Non-qualified stock options and other stock awards may be granted on such terms (as to date of grant, vesting, number of shares, exercise price in the case of options, purchase price, restrictions on transfer, forfeiture and other provisions) as the Committee may determine. The Equity Plan may be suspended or discontinued by the Board and may be amended by the Board, except that the stockholders of the Company must approve any amendment if such approval is required to comply with any applicable tax or regulatory requirement.

         Effective with the closing of the Company's public offering, the Company granted ten year options to purchase Common Stock under the Equity Plan to Timothy Robinson and Kozo Terada for 50,000 and 25,000 shares, respectively, exercisable at the initial public offering price of $7.50 per share. The options vest in three equal annual installments beginning on the anniversary of the date of grant.

         Independent Directors' Stock Option Plan. The Board of Directors adopted an Independent Directors' Stock Option Plan which was approved by the Company's stockholders on March 11, 1996, effective as of the closing of the Company's public offering. An aggregate of 20,000 shares of Common Stock are reserved under the plan. This plan authorized the issuance of an option to each Director who is neither an employee of the Company nor the holder of, or affiliated with a holder of, five percent or more of the Company's Common Stock, to purchase up to 10,000 shares of the Company's Common Stock at a purchase price equal to the fair market value of the Common Stock on the date of election to the Board of Directors. Pursuant to the plan, each of Messrs. Bloomberg and Gerson received a five-year fully vested option to purchase 10,000 shares of Common Stock at the initial public offering price of $7.50 per share.

Employment Agreements

         The Company has entered into employment agreements with Messrs. Lewis, Robinson and Terada. The employment agreement with Mr. Lewis is for a term of three years, which commenced on January 1, 1996, and which may be extended at Mr. Lewis' option, for an additional period of up to three years, two years or one year if the Company achieves or exceeds on a cumulative basis 80%, 70% or 60%, respectively, of target net operating income ("Target NOI") specified in the agreement for the three year period ended December 31, 1998. Mr. Lewis' agreement provides for an annual base salary of $300,000 ($330,000 during any extension period). Mr. Lewis is also eligible to receive an annual bonus equal to the sum of (i) $100,000 multiplied by a fraction (not greater than one), the numerator of which is the Company's net operating income ("NOI") and the denominator of which is Target NOI for the year plus (ii) an amount equal to 10% of the amount by which NOI for the year exceeds Target NOI for the year. For purposes of the agreement, NOI is the Company's net income before taxes, depreciation, amortization and certain other defined expenses. To the extent that NOI exceeds Target NOI for any year, the excess is carried forward and added to NOI in the following year. For 1996, there was a carryforward amount of NOI of $195,550, representing the amount by which NOI exceeded Target NOI during the three year period ended December 31, 1995. Pursuant to the agreement, the Company is obligated to maintain life insurance on Mr. Lewis in the amount of $5 million, and if Mr. Lewis is still employed with the Company on December 31, 2005, to use the accumulated cash surrender value of the policy, if any, in excess of total premiums paid (which will be refunded to the Company) to fund a retirement benefit for Mr. Lewis, and he has the right thereafter, at the time he leaves the employ of the Company, to designate the beneficiary under the policy.

         The Company's employment agreements with Messrs. Robinson and Terada terminate on December 31, 1998. Under Mr. Robinson's agreement, he is entitled to base compensation of $165,000 in 1996, with annual increases of $5,000 thereafter. Under Mr. Terada's agreement, he is entitled to base compensation of $140,000 with annual increases of $5,000 thereafter. Messrs. Robinson and Terada will be entitled to receive bonuses at such times and in such amounts as the Committee may determine in its discretion.


                        OWNERSHIP OF COMPANY COMMON STOCK

         The following table sets forth certain information as of March 31, 1997, with respect to the Company's Common Stock owned by (1) each Director of the Company, (2) the executive officers named in the Summary Compensation Table,
(3) all Directors and executive officers of the Company as a group, and (4) each person who is known by the Company to beneficially own more than five percent of the Company's capital stock. Unless otherwise indicated in the footnotes to the table, all stock is owned of record and beneficially by the persons listed in the table.

Name and, with respect to owner
   of more than 5%, address                                        Number           Percent(1)
-------------------------------                                    ------           ----------
Leslie B. Lewis (2) (3)                                           960,885               27.1%
  President, Chief Executive Officer and
  Chairman of the Board
  c/o Asahi/America, Inc.
  35 Green Street, Malden, MA 02148

Tadashi Kitamura, Director                                             --                 --

Kazuyuki Sato, Director                                                --                 --

Kazumitsu Yamaguchi, Director                                          --                 --

Nannette S. Lewis, Director (4)                                   960,885               27.1%

Jeffrey C. Bloomberg, Director                                     17,500                  *

Samuel J. Gerson, Director                                         15,000                  *

Masashi Uesugi, Director-elect                                         --                 --

Timothy L. Robinson, Executive Vice                                21,666                  *
  President and Chief Operating Officer (6)

Kozo Terada, Vice President, Treasurer                              9,333                  *
  and Chief Financial Officer (7)

Asahi Organic Chemicals Industry Co., Ltd.                        491,470               14.7%
  15-9, Uchikanda 2 Chome
  Chiyodaku, Tokyo, Japan


                                      -13-




Name and, with respect to owner
   of more than 5%, address                                        Number           Percent(1)
-------------------------------                                    ------           ----------
Nichimen Corporation (8)                                          491,470               14.7%
  1-23, Shiba 4-Chome
  Minato-Ku, Tokyo 108, Japan

Nichimen America Inc. (8)                                         146,585                4.4%
  1185 Avenue of the Americas
  New York, NY 10036

Wells Fargo Bank, N.A., as executor                               207,257                6.2%
  of the estate of Alan Baker (3)
  Northern California Estate Division
  420 Montgomery Street
  San Francisco, CA 94104

All Directors and executive
    officers as a group                                         1,024,384               28.9%

----------

    * Less than one percent.

(1) Percentage ownership of Common Stock is based on 3,340,000 shares issued and outstanding plus shares subject to options exercisable within sixty (60) days of March 31, 1997 held by the stockholder or group.

(2) Leslie B. Lewis and Nannette S. Lewis are husband and wife. Includes 6,025 shares for which Mr. Lewis serves as custodian pursuant to the terms of a gift made to his grandchildren under the Uniform Gifts to Minors Act. Also includes 207,257 shares owned by Wells Fargo Bank, N.A., as executor of the estate of Alan Baker. Pursuant to a voting trust, Mr. Lewis has voting control over the shares, and he also holds a currently exercisable option and a right of first refusal to purchase the shares.

(3) Pursuant to a voting trust, Leslie B. Lewis has voting control over the 207,257 shares owned by Wells Fargo Bank, N.A., as executor of the estate of Alan Baker, and Mr. Lewis also holds a currently exercisable option and right of first refusal to purchase the shares.

(4) Leslie B. Lewis and Nannette S. Lewis are husband and wife. Represents shares beneficially owned by Mr. Lewis.

(5) Includes 2,500 shares for which Mr. Bloomberg serves as custodian pursuant to the terms of a gift made to his children under the Uniform Gift to Minors Act.

(6) Includes 16,666 shares of Common Stock subject to options owned by Mr. Robinson and exercisable within 60 days of March 31, 1997.

(7) Includes 8,333 shares of Common Stock subject to options owned by Mr. Terada and exercisable within 60 days of March 31, 1997.

(8) All Nichimen Corporation amounts and percentages include shares owned by Nichimen America as Nichimen Corporation may be deemed to be the beneficial owner of such shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 31, 1993, the Company issued and sold an aggregate of 1,287,000 shares of its Common Stock to Asahi Organic Chemicals Industry Co., Ltd. ("AOC") (643,500 shares), Nichimen Corporation (450,450 shares) and Nichimen America Inc. (193,050 shares) for total cash consideration of $4 million or approximately $3.11 per share. The purchase price was determined by negotiation between the Company and the investors. In connection with the investment, the investors and Mr. Leslie B. Lewis entered into a Stockholders Agreement which provided, among other things, that the parties would vote to elect as Directors of the Company two designees named by Mr. Lewis and a trust that was a stockholder at the time and a designee named by each of the three investors. Pursuant to this agreement, Messrs. Kitamura, Sato and Yamaguchi were elected to the Company's Board of Directors as designees of the investors. The Stockholders Agreement terminated by its terms effective as of the closing of the Company's public offering.

         In connection with the transaction described in the preceding paragraph, AOC, Nichimen Corporation and Nichimen America Inc. granted to Leslie
B. Lewis an option to purchase up to an aggregate of 140,400 shares of Common Stock from them (in proportion to their ownership interests) for a total of $530,712 or approximately $3.78 per share which was exercisable only if the Company achieved a target level of cumulative net income, as defined, for the three year period ended December 31, 1995. The Company achieved that target, and on March 11, 1996, Mr. Lewis exercised his option in full.

         AOC has been the principal supplier of valves to the Company for more than 20 years. The Company purchased a total of approximately $10.3 million, $10.0 million and $10.4 million of valves from AOC in the years ended December 31, 1994, 1995 and 1996 respectively. The Company purchases products from AOC at AOC's list price. Under its contract with the Company, AOC has the right to revise the price list "in good faith." The Company has a long-term Distributorship Agreement with AOC.

         Since August 1992, the Company has purchased valves from AOC through Nichimen Corporation and Nichimen America Inc. The two latter companies are responsible for all export (from Japan) and import (into the United States) arrangements, including all documentation, transportation arrangements and custom clearance in Japan, and Nichimen America Inc. sells the valves to the Company on open account up to $6,000,000 (above which letters of credit are required), eliminating the costly letter of credit arrangements previously required in connection with direct purchases from AOC. Prior to this arrangement with Nichimen Corporation and Nichimen America, the Company had been required to pay for substantially all shipments from AOC with irrevocable letters of credit, which the Company financed with bank borrowing. For their services, Nichimen Corporation and Nichimen America Inc. are paid by AOC a combined mark-up of approximately 8% of the invoiced price of the Company's purchases from AOC. For the years ended December 31, 1994, 1995 and 1996, the total mark-up was approximately $824,320, $797,680 and $828,080, respectively. Nichimen Corporation and Nichimen America Inc. are parties to the Company's Distributorship Agreement with AOC.

         Mr. Leslie B. Lewis, President and Chief Executive Officer, was indebted to the Company in the amount of $297,500 as of December 31, 1996. The original loan to Mr. Lewis of $350,000, which was made to him in October 1991, is evidenced by an amended loan agreement dated March 31, 1993. Under the amended loan agreement, interest began to accrue on January 1, 1996, at prime plus one percentage point. The principal is payable in equal quarterly installments plus accrued interest through the first quarter of 2001.

         Bloomberg Associates, Inc., of which Jeffrey C. Bloomberg is the principal, had a consulting contract with the Company pursuant to which it provided financial advisory services to the Company in connection with the Company's initial public offering and other matters. For services to the Company, Bloomberg Associates billed the Company on an hourly basis and received reimbursement for out-of-pocket expenses, for a total amount of $75,037.

         In connection with the Company's recent purchase and renovation of a facility adjacent to its headquarters and the correlated renovations to its existing facility, the Company retained Nannette Lewis

Interiors, Inc. ("NLI") to perform interior design services. In 1996 the Company paid NLI approximately $82,000 for its services. The Company anticipates that the entire cost of the arrangement with NLI will approximate $90,000. Nannette Lewis, a Director of the Company, is the sole stockholder of NLI.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Proposals of stockholders of the Company (including Director nominations) intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company not later than December 29, 1997 to be included in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders. Nominations and proposals of stockholders may be submitted to the Company for consideration at the 1998 Annual Meeting of Stockholders if certain conditions set forth in the Company's By-laws are satisfied, although such nominations and proposals will not be included in the proxy statement and form of proxy relating to that annual meeting unless submitted in accordance with the time limits and other requirements set forth above and in the related rules of the Securities and Exchange Commission. See "Election of Directors - The Board of Directors and Its Committees."


                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were satisfied, except for the following: Mr. and Mrs. Lewis each filed a Form 5 to report eight (8) acquisitions of stock by Mr. Lewis, each acquisition not exceeding 6,000 shares, as gifts to Mr. Lewis' grandsons, that should have been earlier reported on Forms 4; Mr. Bloomberg filed a late Form 5 to report a purchase of 7,500 shares in the initial public offering and the subsequent gift of 2,500 of such shares to his two minor stepchildren that should have been reported on earlier Forms 4; and Messrs. Gerson, Robinson and Terada each filed a late Form 5 to report the acquisition of stock in the initial public offering that should have been reported on earlier Forms 4.


         A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR 1996 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, ASAHI/AMERICA, INC., 35 GREEN STREET, MALDEN, MASSACHUSETTS 02148.

                                    EXHIBIT A

                               ASAHI/AMERICA, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                              ARTICLE I -- PURPOSE

1.01.  Purpose

         The Asahi/America, Inc. Employee Stock Purchase Plan is intended to provide the employees of Asahi/America Inc. and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") the opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

                            ARTICLE II -- DEFINITIONS

2.01. "Base Pay" means regular straight-time earnings, excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other incentive payments.

2.02.    "Committee" means the individuals described in Article XI.

2.03. "Common Stock" or "stock" means the Common Stock, no par value, of the Company.

2.04. "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week and more than five months per calendar year.

2.05.    "Subsidiary Corporation" means any present or future corporation which
(i) would be a "subsidiary corporation" of Asahi/America, Inc. as that term is defined in Section 424 of the Code and (ii) is designated as a participant in the Plan by the Committee.

                  ARTICLE III -- ELIGIBILITY AND PARTICIPATION

3.01.    Initial Eligibility.

         Except as otherwise provided in this Plan, each and every employee of the Company shall be eligible to participate in offerings under the Plan which commence on or after the respective employee's commencement date of employment.

3.02.    Leave of Absence.

         For purposes of participation in the Plan, an employee on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee's employment shall be deemed to terminate at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination of any employee's leave of absence, other than termination of such leave of absence by return to full time or part time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option.

3.03.    Restrictions on Participation.

         Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to participate in the Plan:

                  (a) if, immediately after the grant, such employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

                  (b) which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.04.    Commencement of Participation.

         An eligible employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and delivering it to the Treasurer of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Article VIII.

                             ARTICLE IV -- OFFERINGS

4.01.    Annual Offerings.

         The Plan will be implemented by an initial offering (the "Initial Offering") and eight subsequent semi-annual offerings (the "Semi-Annual Offerings" and each a "Semi-Annual Offering") of the Company's Common Stock. The Initial Offering shall commence on July 15, 1996 (the "Plan Commencement Date"), and shall terminate on June 30, 1997. The subsequent Semi-Annual Offerings shall commence on the first day of July and on the first day of the following January, and shall terminate on the 31st day of December and 30th day of June, respectively, with the first Semi-Annual Offering commencing on July 1, 1997, and the last Semi-Annual Offering commencing on January 1, 2001. The maximum number of shares to be issued in the Initial and subsequent Semi-Annual Offerings shall be:

o         Initial Offering from the Plan Commencement Date to June 30, 1997:
30,000 shares.

o Semi-Annual Offering from July 1, 1997 to December 31, 1997: 15,000 shares plus unissued shares from the prior Offerings, whether offered or not.

o Semi-Annual Offering from January 1, 1998 to June 30, 1998: 15,000 shares plus unissued shares from the prior Offerings, whether offered or not.

o Semi-Annual Offering from July 1, 1998 to December 31, 1998: 15,000 shares plus unissued shares from the prior Offerings, whether offered or not.

o Semi-Annual Offering from January 1, 1999 to June 30, 1999: 15,000 shares plus unissued shares from the prior Offerings, whether offered or not.

o Semi-Annual Offering from July 1, 1999 to December 31, 1999: 15,000 shares plus unissued shares from the prior Offerings, whether offered or not.

o Semi-Annual Offering from January 1, 2000 to June 30, 2000: 15,000 shares plus unissued shares from the prior Offerings, whether offered or not.

o Semi-Annual Offering from July 1, 2000 to December 31, 2000: 15,000 shares plus unissued shares from the prior Offerings, whether offered or not.

o Semi-Annual Offering from January 1, 2001 to June 30, 2001: 15,000 shares plus unissued shares from the prior Offerings, whether offered or not.

         As used in the Plan, "Offering Commencement Date" means the Plan Commencement Date, January 1 or July 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the June 30 or December 31, as the case may be, on which the particular Offering terminates.

                         ARTICLE V -- PAYROLL DEDUCTIONS

5.01.    Amount of Deduction.

         At the time a participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his base pay in effect at the Offering Commencement Date of such Offering, but in no event less than $10.00 per pay period. In the case of an eligible part-time hourly employee, such employee's base pay during an Offering shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering.

5.02.    Participant's Account.

         All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in
Section 5.04.

5.03.    Changes in Payroll Deductions.

         A participant may discontinue his participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his payroll deductions for that Offering.

5.04.    Leave of Absence.

         If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                        ARTICLE VI -- GRANTING OF OPTION

6.01.    Number of Option Shares.

         On the Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the employee's base pay which he has elected to have withheld (but not in any case in excess of 10%) multiplied by
(ii) the employee's base pay during the period of the Offering plus (iii) imputed interest (calculated as provided in Section 9.01) on that amount (iv) divided by 85% of the market value of the stock of the Company on the applicable Offering Commencement Date. The market value of the Company's stock shall be determined as provided in paragraphs (a) and (b) of Section 6.02 below. An employee's base pay during the period of an Offering shall be determined by multiplying, in the case of the Initial Offering, his normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular Offering) by 50 or the hourly rate by 2,000 or, in the case of a Semi-Annual Offering, by 26 or 1040, as the case may be, provided that, in the case of an eligible part-time hourly employee, the employee's base pay during the period of an Offering shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering.

6.02.    Option Price.

         The option price of stock purchased with payroll deductions made during an Offering for a participant therein shall be the lower of:

                  (a) 85% of the closing price of the stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the Nasdaq National Market; or

                  (b) 85% of the closing price of the stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the Nasdaq National Market.

If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

                        ARTICLE VII -- EXERCISE OF OPTION

7.01.    Automatic Exercise.

         Unless a participant gives written notice to the Company as hereinafter provided, his option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of stock which the accumulated payroll deductions in his account at that time plus accrued interest will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 6.01), and any excess in his account at that time will be returned to him.

7.02.    Withdrawal of Account.

         By written notice to the Treasurer of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions plus accrued interest in his account at such time.

7.03.    Fractional Shares.

         Fractional shares will not be issued under the Plan and any balance in his account which would have been used to purchase fractional shares will be returned to any employee promptly following the termination of an Offering.

7.04.    Transferability of Option.

         During a participant's lifetime, options held by the participant shall be exercisable only by the participant.

7.05.    Delivery of Stock.

         As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of his option.

                           ARTICLE VIII -- WITHDRAWAL

8.01.    In General.

         As indicated in Section 7.02, a participant may withdraw payroll deductions plus accrued interest credited to his account under the Plan at any time by giving written notice to the Treasurer of the Company prior to the Offering Termination Date applicable to any Offering. All of the participant's payroll deductions credited to his account plus accrued interest will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election, under Section 7.02, to withdraw such deductions.

8.02.    Effect on Subsequent Participation.

         A participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.03.    Termination of Employment.

         Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions plus accrued interest credited to his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 12.01.

8.04.    Termination of Employment Due to Death.

         Upon termination of the participant's employment because of his death, his beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

                  (a) to withdraw all of the payroll deductions plus accrued interest credited to the participant's account under the Plan, or

                  (b) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions plus accrued interest in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary.

In the event that no such written notice of election shall be duly received by the office of the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

8.05.    Leave of Absence.

         A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.04, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence or
(b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                             ARTICLE IX -- INTEREST

9.01.    Payment of Interest.

         Interest will accrue on all amounts paid into the Plan or credited to the account of any participant employee, and shall be paid on any and all money which is distributed to an employee or his beneficiary pursuant to the provisions of Sections 7.02, 8.01, 8.03, 8.04 and 10.01. Such distributions shall bear simple interest during the period from the date of withholding to the date of return at the regular passbook savings account rates per annum in effect at the First National Bank of Boston, Boston, Massachusetts, during the applicable Offering period or, if such rates are not published or otherwise available for such purpose, at the regular passbook savings account rates per annum in effect during such period at another major commercial bank in Boston, Massachusetts, selected by the Committee. Where the amount returned represents an excess amount in an employee's account after such account has been applied to the purchase of stock, the employee's withholding account shall be deemed to have been applied first toward purchase of stock under the Plan, so that interest shall be paid on the last withholdings during the period which results in the excess amount.

                               ARTICLE X -- STOCK

10.01.   Maximum Shares.

         The maximum number of shares of the Company's Common Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04, shall be 30,000 shares in the Initial Offering and 15,000 shares in each Semi-Annual Offering (plus in each Offering all unissued shares from prior Offerings, whether offered or not), not to exceed 150,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with
Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions plus accrued interest credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

10.02.   Participant's Interest in Option Stock.

         The participant will have no interest in stock covered by his option until such option has been exercised.

10.03.   Registration of Stock.

         Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Treasurer of the Company prior to the Offering

Termination Date applicable thereto, in the names of the participant and one such other person as may be designate by the participant, as joint tenants with rights of survivorship or as tenants by the entirety, to the extent permitted by applicable law.

10.04.   Restrictions on Exercise.

         The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, on the Nasdaq National Stock Market or another stock exchange, and that either:

                  (a) a Registration Statement under the Securities Act of 933, as amended, with respect to said shares shall be effective, or

                  (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

                              XI -- ADMINISTRATION

11.01.   Appointment of Committee.

         The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan. In the absence of the appointment of a separate committee to administer the Plan, the Plan shall be administered by the Compensation Committee of the Company's Board of Directors.

11.02.   Authority of Committee.

         Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

11.03.   Rules Governing the Administration of the Committee.

         The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of the Committee's members hall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                          ARTICLE XII -- MISCELLANEOUS

12.01.   Designation of Beneficiary.

         A participant may file a written designation of a beneficiary who is to receive any stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

12.02.   Transferability.

         Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

12.03.   Use of Funds.

         All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

12.04.   Adjustment Upon Changes in Capitalization.

         (a) If, while any options are outstanding under the Plan, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and to the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Section, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

         (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.05.   Amendment and Termination.

         The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation, (i) increase the maximum number of shares which may be issued under the Plan (except pursuant to Section 12.04); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

12.06.   Effective Date.

         The Plan shall become effective as of July 15, 1996, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the stockholders held on or before July 15, 1997. If the Plan is not so approved, the Plan shall not become effective.

12.07.   No Employment Rights.

         The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

12.08.   Effect of Plan.

         The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

12.09.   Governing Law.

         The law of The Commonwealth of Massachusetts will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                               ASAHI/AMERICA, INC.
Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, to be held on Wednesday, May 28, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Asahi/America, Inc.




   X    Please mark
------  votes as in
        this example.

      1.Election of Directors to terms expiring at the 2000 Annual Meeting of Stockholders.
        Nominees:  Leslie B. Lewis and Jeffrey C. Bloomberg
        Election of a Director to a term expiring at the 1998 Annual Meeting of Stockholders.
        Nominee:  Masashi Uesugi

                                For         Withheld
                                ---         --------


_____________________________________________________
        For all nominees except as noted above

      2.Ratification of the appointment
        of Arthur Andersen LLP as           For        Against    Abstain
        independent auditors of the        _____       _______    _______
        Company.

      3.Approval of the adoption of the    _____       _______    _______
        Employee Stock Purchase Plan.

      4.In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

        Mark box at right if an address change or
        comment has been noted on the reverse
        side of this card.                                      _____


Signature: ___________________________________  Date:_________________________

Signature: ___________________________________  Date:_________________________




                               ASAHI/AMERICA, INC.
                                 35 Green Street
                           Malden, Massachusetts 02148
                  Annual Meeting of Stockholders - May 28, 1997
               Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Leslie B. Lewis and Kozo Terada as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1997 Annual Meeting of Stockholders of Asahi/America, Inc. to be held at the offices of Gadsby & Hannah LLP, 225 Franklin Street, 22nd Floor, Boston, Massachusetts 02110, on Wednesday, May 28, 1997, at 10:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.


HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?
_______________________________________      __________________________________

_______________________________________      __________________________________

_______________________________________      __________________________________